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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  November 14, 1996
                                                 -------------------


                                GLAMIS GOLD LTD.
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                            British Columbia, Canada
                -----------------------------------------------
                 (State or other jurisdiction of incorporation)



     0-31986 (86-689)                                     None
--------------------------                  -----------------------------------
 (Commission File Number)                    (IRS Employer Identification No.)



3324 Four Bentall Centre, 1055 Dunsmuir Street, Vancouver, B.C., V7X 1L3
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(Address of principal executive officers)                      (Zip Code)




Registrant's telephone number, including area code     (604) 681-3541
                                                      ----------------


                                      n/a
        --------------------------------------------------------------
         (Former name or former address, if changed since last report)


                     Exhibit begins on Page   4


                               Page 1 of 4 Pages
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ITEM 5:  OTHER EVENTS

         By news release dated November 14, 1996, a copy of which is attached hereto as Exhibit 99, the Registrant announced the sale of 4,500,000 Common shares to a syndicate of Canadian Underwriters at a price of U.S.$7.30 per share to raise U.S.$32,850,000. In addition the Underwriters have an option, to be exercised by 1:00 pm in Vancouver, British Columbia on November 18, 1996, to acquire an additional 500,000 Common shares at the same price. The Common shares will be qualified for sale in Canada through a prospectus filed with the various provincial regulatory bodies.

         The common shares being offered have not been and will not be registered under the United States Securities Act of 1933, as amended, or states securities laws, and, subject to certain exceptions, may not be offered or sold in the United States or to U.S. persons.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                                        GLAMIS GOLD LTD.
                                       -----------------------------------
                                        (Registrant)

November 14, 1996


                                          /s/  G. Barry Finlayson
                                       -----------------------------------
                                       G. BARRY FINLAYSON
                                       Secretary